Exhibit (a)(1)(H)
FORM OF COMMUNICATION TO ELIGIBLE OPTIONHOLDERS
REJECTING THE ELECTION FORM UNDER THE EXCHANGE OFFER
Date:
To:
From: Aspect Medical Systems, Inc.
Re: Rejected Election Form Under Exchange Offer
Unfortunately, your Election Form regarding our exchange offer was either inaccurate, incomplete or improperly signed and was not accepted for the following reason(s):

☐	improper signature

☐	incomplete information

☐	other:

If you wish to participate in the exchange offer, please complete and execute the attached Election Form and deliver it to Aspect so that it is received before 5:00 p.m., Eastern Time, on July 7, 2009 (or such later date as may apply if this exchange offer is extended), by one of the following means:
By Mail or Courier
Aspect Medical Systems, Inc.
One Upland Road
Norwood, Massachusetts 02062
Attention: Kelley Forrest, Sr. Director, Human Resources
Phone: (617) 559-7110
By Facsimile
Aspect Medical Systems, Inc.
Attention: Kelley Forrest, Sr. Director, Human Resources
Facsimile: (617) 344-6126
By Hand or Interoffice Mail
Attention: Kelley Forrest, Sr. Director, Human Resources
By Email (By PDF or similar imaged document file)
kforrest@aspectms.com
Please ensure that you receive a confirmation of receipt from us after you submit your revised Election Form. If we do not receive a properly completed and signed Election Form from you before the expiration of the exchange offer at 5:00 p.m., Eastern Time, on July 7, 2009 (as such later expiration date as may apply if this exchange offer is extended), all eligible options currently held by you will remain outstanding according to their existing terms.
You should direct questions about the exchange offer or requests for assistance (including requests for additional or paper copies of the Offer to Exchange, the Election Form, the Notice of Withdrawal or other documents relating to this exchange offer) to Kelley Forrest, Sr. Director, Human Resources, at Aspect Medical Systems, Inc., One Upland

Road, Norwood, Massachusetts 02062 or by calling (617) 559-7110 or sending an email to kforrest@aspectms.com.
Note: Concepts and terms used herein are further described and defined in the Offer to Exchange Certain Outstanding Stock Options for New Stock Options dated June 8, 2009, referred to herein as the Offer to Exchange. Please read the Offer to Exchange in its entirety.